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                                    BY-LAWS

                                       OF

                INNOVATIVE TRAINING AND EDUCATION CONCEPTS CORP.
                                   ARTICLE I

                                    OFFICES

                  The principal office of the Corporation is in St. Louis, Missouri. The Corporation may have such other offices, either within or without the State of Missouri, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

                                   ARTICLE II

                                  SHAREHOLDERS

                  SECTION 1. Annual Meeting. The annual meeting of the Shareholders shall be held on the second Thursday in the month of July in each year, beginning with the year 1995, at the hour of 2:00 p.m., for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Missouri, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein for any annual meeting of the Shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held on a specified date not longer than ninety (90) days from the date of adjournment.

                  SECTION 2. Special Meetings. Special meetings of the Shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, or shall be called by the President at the request of the holders of not less than fifty-one percent (51%) of all the outstanding shares of the Corporation entitled to vote at the meeting.

                  SECTION 3. Place of Meeting. All meetings of the Shareholders shall be at the office of the Corporation or at such other place within or without the State of Missouri as may be designated by the President or the Board of Directors. The Board of Directors may designate any place, either within or without the State of Missouri unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting called

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by the Board of Directors. A waiver of notice signed by the majority of
Shareholders entitled to vote at a meeting may designate any place, either within or without the State of Missouri.

                  SECTION 4. Notice of Meeting. Unless otherwise prescribed by statute, written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten (10) days nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officers or persons calling the meeting to each Shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the Shareholder at the address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

                  SECTION 5. Closing of Transfer Books or Fixing Record Date. For the purposes of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or Shareholders entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other proper purpose, the Board of Directors of the Corporation shall have the power to close the transfer books of the Corporation for a period not exceeding fifty (50) days of any meeting of the Shareholders or the date of payment of any dividend or the date from allotment of rights or the date when any change or conversion or exchange of shares shall go into effect. If the stock transfer books are closed for the purpose of determining Shareholders entitled to notice of or to vote at a meeting of Shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of Shareholders, such date in any case to be not more than fifty (50) days and, in case of a meeting of Shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of Shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for either the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders, or for the determination of Shareholders entitled to receive payment of a dividend, only the Shareholders who are Shareholders of record at the close of business on the twentieth (20th) day preceding the date of the meeting shall be entitled to notice of and to vote


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at the meeting. When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

                  SECTION 6. Voting Lists. The officer having charge of the stock transfer books for shares of the Corporation shall make, at least ten
(10) days prior to each meeting of the Shareholders, a complete list of the Shareholders entitled to vote at each meeting of Shareholders or any adjournment thereof. Said list shall be arranged in alphabetical order, stating the address of and the number of shares held by each Shareholder. Such list, for a period of ten (10) days prior to such meeting, shall be produced and kept on file at the registered office of the Corporation and shall be subject to the inspections of any Shareholder during the whole time of the meeting for the purposes thereof.

                  SECTION 7. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Shareholders. If less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

                  SECTION 8. Proxies. At all meetings of Shareholders, a Shareholder may vote in person or by proxy executed in writing by a Shareholder or by the Shareholder's duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

                  SECTION 9. Voting of Shares. Subject to the provisions of
Section 12 of this Article II, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of Shareholders.

                  SECTION 10. Voting of Shares by Certain Holders. Shares standing in the name of another corporation, foreign or domestic, may be voted by such officer, agent or proxy as the by-laws of that corporation may prescribe, or, in the absence of such provision, as the board of directors of that corporation may determine.


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                  Shares held by an administrator, executor, guardian or
conservator may be voted by such person, either in person or by proxy, without a transfer of such shares into such person's name. Shares standing in the name of a trustee may be voted by such trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by such trustee without a transfer of such shares into such trustee's name.

                  Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into such receiver's name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

                  A Shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

                  Shares of its own stock belonging to the Corporation shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

                  SECTION 11. Informal Action by Shareholders. Unless otherwise provided by law, any action required to be taken at a meeting of the Shareholders, or any other action which may be taken at a meeting of the Shareholders, may be taken without holding a meeting if a consent in writing, setting forth the action so taken, shall be signed by no less than a majority of all of the Shareholders entitled to vote with respect to the subject matter thereof.

                  SECTION 12. Cumulative Voting. Unless otherwise provided by law, at each election for Directors, every Shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by such Shareholder for as many persons as there are Directors to be elected and for whose election he or she has a right to vote, or to cumulate his or her votes by giving one candidate as many votes as the number of such Directors multiplied by the number of his or her shares shall equal, or by distributing such votes on the same principal among any number of candidates.

                                  ARTICLE III
                               BOARD OF DIRECTORS

                  SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors.



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                  SECTION 2. Tenure. Each Director shall hold office until the next annual meeting of Shareholders or until his or her successor shall have been elected and qualified.

                  SECTION 3. Place of Meeting. Regular and specific meetings of the Board of Directors of the Corporation, or of any committee designated by the Board of Directors, both regular and special, may be held at any place either within or without the State of Missouri, and unless otherwise designated as herein provided, shall be held at the office of the Corporation.

                  SECTION 4. First Meeting of Initial Board. The first meeting of each newly named Board of Directors for the purposes of electing officers and transacting such other business as may come before the meeting shall be held as soon as conveniently possible upon the issuance of the Corporation's Certificate of Incorporation. No notice of such organizational meeting of Directors need be given, provided that a quorum shall be present. If, for any reason, such meeting of the Directors is not or cannot be held as herein prescribed, the officers may be elected at any meeting of the Directors thereafter called for such purpose pursuant to these By-Laws.

                  SECTION 5. Regular Meetings. Regular meetings of the Board of Directors may be held at such time and place as shall from time to time be determined by resolution of the Board.

                  SECTION 6. Annual Meetings. Annual meetings of the Board of Directors shall be held immediately after the final adjournment of the annual meeting of the Shareholders.

                  SECTION 7. Notice of Regular Meetings. After the time and place of regular meetings has been determined by a majority of Directors, no notice of any other regular meetings need be given. Notice of any change in the time or place of holding any regular meeting or any adjournment of a regular meeting shall be given by mail or telegram not less than forty-eight (48) hours before such meeting, to all Directors who were absent at the time such action was taken.

                  SECTION 8. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or two (2) Directors. The person or persons authorized to call special meetings of the Board of Directors may fix the time and place for holding any special meeting of the Board of Directors provided that no


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special meeting be held outside the County and/or City of the principal place of business without the consent of all the members of the Board of Directors.

                  SECTION 9. Notice. Notice of any special meeting for any purpose or purposes may be given by the President on five (5) days notice delivered personally or mailed to each Director at his or her business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business threat because the meeting has not been lawfully called or convened.

                  SECTION 10. Quorum. A majority of the Directors of the Corporation shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

                  SECTION 11. Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

                  SECTION 12. Action Without a Meeting. Any action that may be taken by the Board of Directors or any committee of the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so to be taken, is signed by all of the members of the Board of Directors or the committee, as the case may be. The Secretary shall file the consents with the minutes of the meeting of the Board of Directors or of the Committee, as the case may be.

                  SECTION 13. Vacancies. In case of death, resignation or disqualification of one or more of the Directors, a majority of the remaining Directors shall elect replacement Director(s) to fill such vacancy or vacancies, who shall serve until the duly qualified successor(s) is (are) elected at the next annual meeting of the Shareholders. A Director elected to fill a vacancy shall serve until the next annual Shareholders' meeting.



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                  SECTION 14. Removal. At a meeting called expressly for the purpose of removal, one or more of the Directors or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares entitled to vote at a meeting of the Shareholders. If less than the entire Board of Directors is to be removed, no one of the Directors may be removed if the votes cast opposed to such Director's removal would be sufficient to elect him or her if such votes were then cumulatively voted at an election of the entire Board of Directors. Such meeting shall be held at the registered office or principal business office of the Corporation.

                  SECTION 15. Compensation. By resolution of the Board of Directors, each Director may be paid his or her expenses, if any, for attendance at each meeting of the Board of Directors, and may be paid a stated salary as Director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

                  SECTION 16. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless such Director's dissent shall be entered in the minutes of the meeting or unless such Director shall file a written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

                  SECTION 17. Committees of Directors. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one (1) or more committees, each committee to consist of two (2) or more of the Directors of the Corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

                  SECTION 18. Organization. The President, and in his or her absence the Vice President, and in the absence of the President and all the Vice Presidents, a Chairman pro tem, chosen by the Directors present, shall preside



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at each meeting of the Directors and shall act as Chairman thereof. The
Secretary, and in his or her absence the Assistant Secretary, and in the absence of the Secretary and the Assistant Secretary, a Secretary pro tem, chosen by the Directors present shall act as Secretary of all meetings of the Directors.

                  SECTION 19. Minutes and Statements. The Board of Directors shall cause to be kept a complete record of its meetings and acts.

                                   ARTICLE IV

                                    OFFICERS

                  SECTION 1. Number. The officers of the Corporation shall be a President, a Vice President, a Treasurer and a Secretary, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors.

                  SECTION 2. Election and Term of Office. The officers of the Corporation shall be elected by the Board of Directors at the Board's first initial meeting and shall be elected thereafter by the Board of Directors at the Board's annual meeting. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be held. Each officer shall hold office until such officer's successor shall have been duly elected and shall have qualified or until such officer's death or resignation or until removal in the manner hereinafter provided.

                  SECTION 3. Removal. Any officer or agent appointed by the Board of Directors may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the persons so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

                  SECTION 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

                  SECTION 5. President. The President shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation.

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                  SECTION 6. Vice President. In the absence of the President or in the event of his or her death, inability or refusal to act, the Vice President shall perform the duties of the President, when so acting, shall have the powers of and be subject to all the restrictions upon the President. The Vice President shall perform such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

                  SECTION 7. Secretary. The Secretary shall: (a) keep the minutes of the proceedings of the Shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law;
(c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each Shareholder which shall be furnished to the Secretary of State by such Shareholder; (e) sign with the President certificates for shares of the Corporation, the Assurance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

                  SECTION 8. The Assistant Secretary. Each Assistant Secretary shall assist the Secretary in the performance of his or her duties, and may at any time perform any of the duties of the Secretary; in case of the death, resignation, absence or disability of the Secretary, the duties of the Secretary shall be performed by an Assistant Secretary, and each Assistant Secretary shall have such other powers and perform such other duties as, from time to time, may be assigned to him or her by the Board of Directors.

                  SECTION 9. Treasurer. The Treasurer shall: (a) have custody of and be responsible for all funds and securities of the Corporation; (b) keep full and accurate accounts of receipts and disbursements in the corporate books, and deposit all such monies and other valuables in the name of and to the credit of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these By-Laws; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. If required by the Board of Directors, the


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Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.

                  SECTION 10. The Assistant Treasurer. Each Assistant Treasurer shall assist the Treasurer in the performance of his or her duties, and may at any time perform any of the duties of the Treasurer; in case of the death, resignation, absence or disability of the Treasurer, the duties of the Treasurer shall be performed by an Assistant Treasurer, and each Assistant Treasurer shall have such other powers and perform such other duties as, from time to time, may be assigned to him or her by the Board of Directors.

                  SECTION 11. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a Director of the Corporation.

                                   ARTICLE V

                                  RESIGNATIONS

                  Any Director or officer may resign his or her office at any time, such resignation to be made in writing and to take effect from the time of its receipt by the Corporation, unless some time be fixed in the resignation, and then from that time. The acceptance of a resignation shall not be required to make it effective.

                                   ARTICLE VI

                     CONTRACTS, LOANS, CHECKS AND DEPOSITS

                  SECTION 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

                  SECTION 2. Loans. No loans shall be contracted on behalf of the Corporation, and no evidences of indebtedness shall be issued in its name, unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

                  SECTION 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers,




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agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

                  SECTION 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                  ARTICLE VII
                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

                  SECTION 1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President and by the Secretary or by such other officers as authorized by law and by the Board of Directors and sealed with the corporate seal. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the By-Laws may prescribe.

                  SECTION 2. Restrictions on Transfer of Shares. Shares in the Corporation cannot be transferred unless in full compliance with all federal and state securities laws or an applicable exemption thereto. In addition, a Shareholder cannot transfer such Shareholder's shares in the Corporation (or any interest therein) voluntarily or involuntarily except as set forth in this
ARTICLE VII, Section 2. Any transfer of a Shareholder's shares not in compliance with this ARTICLE VII, Section 2 shall be null and void. Notwithstanding the foregoing, the following transfers may be made without invoking the Corporation's Right of First Refusal provided that such transferee takes such shares subject to the provisions of this ARTICLE VII, Section 2 with respect to any subsequent transfer:

                  (a) any transfer by a Shareholder who is an individual to a revocable living trust of which the Shareholder, either individually or with the Shareholder's spouse, is the grantor and initial beneficiary;



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                           (b) any transfer to the Shareholder's spouse,
children, parents, or other lineal ancestors or lineal descendants; or

                           (c) any transfer due to the death of the Shareholder.

                  SECTION 3. Registered Shareholders. The Corporation shall be entitled to treat the registered holder of any share or shares of stock whose name appears on its books as the owner or holder thereof as the absolute owner of all legal and equitable interests therein for all purposes and (except as may be otherwise provided by law) shall not be bound to recognize any equitable or other claim to or interest in such shares of stock on the part of any other person, regardless of whether or not it shall have actual or implied notice of such claim or interest.

                  SECTION 4. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates or such owner's legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

                                  ARTICLE VIII
                                 CORPORATE SEAL

                  The Board of Directors may provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, the State of incorporation and the words "Corporate Seal."

                                   ARTICLE IX
                                WAIVER OF NOTICE

                  Unless otherwise provided by law, whenever any notice is required to be given to any Shareholder or Director of the Corporation under the provisions of these By-Laws or under the provisions of the Articles of Incorporation or under the provisions of the Business Corporation Act, a waiver thereof in writing, signed by the person



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or persons entitled to such notice, whether before or after the time stated
therein, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE X
                            MISCELLANEOUS PROVISIONS

                  SECTION 1. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

                  SECTION 2. Inspection of Books. The Directors shall determine from time to time whether, and if allowed, when and under what conditions and regulations the accounts and books of the Corporation (except such as may by statute be specifically open to inspection) or any of them shall be open to inspection of the Shareholders, and Shareholders' rights in this respect are and shall be restricted and limited accordingly.

                  SECTION 3. Checks and Notes. All checks and drafts on the Corporation's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers agent or agents as shall be thereunto duly authorized from time to time by the Board of Directors; provided, that checks drawn on the Corporation's payroll, dividend and special accounts may bear the facsimile signatures, affixed thereto by a mechanical device, of such officers or agents as the Board of Directors may authorize.

                  SECTION 4. Dividends. The Board of Directors shall declare such dividends as the Directors in their discretion see fit whenever the condition of the Corporation, in their opinion, shall warrant the same subject to the limitations of R.S.Mo. Section 351.220. The Board may declare dividends in cash, in property or in capital stock.

                  SECTION 5. Indemnification. Each Director, Officer, employee or agent, or former Director, Officer, employee or agent of this Corporation and his or her legal representatives, shall be indemnified by the Corporation against liabilities, fines, judgments, expenses, counsel fees and costs reasonably incurred by such Director, Officer, employee or agent or his or her estate in connection with, or arising out of, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, or other enterprise in which he or she is made




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a party by reason of his or her being or having been such Director, Officer, employee or agent; and any person who, at the request of this Corporation, served as Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or enterprise, in which this Corporation owned corporate stock, and his or her legal representative shall in like manner be indemnified by this Corporation; provided, that in all cases, in respect to the original Board of Directors, indemnification shall be made, to the maximum extent permitted under R.S.Mo. Section 351.355; and in respect to subsequently named Directors, and all officers, employees or agents, unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duties to the Corporation. The indemnification herein provided shall apply also to any amount paid in compromise or settlement of any such action, suit or proceeding or claim asserted against any such Director, officer, employee or agent (including expenses, counsel fees and costs reasonably incurred in connection therewith), provided the Board of Directors shall have first approved such proposed compromise settlement; but, in taking such action, any Director involved shall not be qualified to vote thereon, and if for this reason a quorum of the Board cannot be obtained to vote on such matters, it shall be determined by a Committee of two (2) or more persons appointed by the Shareholders at a duly called special meeting or a regular meeting. In determining whether a Director named subsequent to the naming of the original Board of Directors, or any officer, employee or agent was guilty of negligence or misconduct in relation to any such matter, the Board of Directors or Committee, as the case may be, may rely conclusively upon an opinion of independent counsel selected by such Board or Committee.

                                   ARTICLE XI

                                   AMENDMENTS

                  Except as set forth below, these By-Laws may be altered, amended or repealed, and new By-Laws may be adopted by vote of a majority of the Directors, as specified in the Articles of Incorporation, at any regular or special meeting of the Directors. Notwithstanding the foregoing, however, no alteration, amendment or repeal may be


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


proposed or adopted regarding ARTICLE II, Section 12, ARTICLE III, Section 14, or ARTICLE VII, Section 2, of these By-Laws except by the Shareholders of the Corporation; and ARTICLE II, Section 12, ARTICLE III, Section 14, and/or
ARTICLE VII, Section 2 shall not be altered, amended or repealed if the votes cast in opposition thereto would be sufficient to elect a Director to the Board of Directors if such votes were cumulatively voted for a Director at an election of the entire Board of Directors.

                  Adopted effective as of November 4 1994.


                                          /s/     Illegible
                                          -------------------------------------

                                                                    , President
                                          --------------------------


































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